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                                    EXHIBIT 10.18


                       SETTLEMENT AGREEMENT AND GENERAL RELEASE


    This Settlement and General Release (this "AGREEMENT") is entered into by LOWELL HUSSEY, ("EMPLOYEE"), and CS WIRELESS SYSTEMS, INC., (the "COMPANY" or "EMPLOYER"), (collectively the "Parties").

                                      RECITALS:

    A. EMPLOYEE and the COMPANY are parties to a certain Employment Agreement dated as of January 1, 1996, (the "Employment Agreement"), pursuant to which EMPLOYEE was employed by the COMPANY.

    C. On or about January 22, 1997, EMPLOYEE'S employment with the COMPANY was terminated.

    D. EMPLOYEE has commenced an action against the COMPANY, entitled LOWELL HUSSEY V. CS WIRELESS SYSTEMS, INC., CV 97-402-HA, which action is pending in the United States District Court for the District of Oregon, (the "Action").

    E. EMPLOYEE has asserted certain claims and causes of action against the COMPANY related to the termination of his employment.

    F. The COMPANY denies that EMPLOYEE has any valid claims or causes of action against the COMPANY related to the termination of his employment.

    G.   The Parties resolved all issues related to the Action.

    H. The COMPANY and EMPLOYEE now wish to settle the Action to avoid the uncertainty, expense and burden of this litigation and any and all other actions and proceedings that might arise between the COMPANY and EMPLOYEE.

    Therefore, in accordance with the mutual covenants and agreements set forth herein, and with full authority to enter into this Agreement and to be bound thereby, the Parties agree as follows:

    1. The COMPANY shall pay EMPLOYEE the amount of $500,000, minus required withholdings under state and federal law ("the Settlement Amount") as follows:
(1) a lump sum of $300,000, which already has been paid by wire transfer on January 31, 1997, receipt of which is hereby acknowledged by EMPLOYEE, and (ii) a second lump sum of $40,273.04, which

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represents the remainder of the Settlement Amount after applicable withholdings in respect of all amounts payable hereunder, and which shall be paid to EMPLOYEE via wire transfer on the Effective Date of this Agreement, (as defined below).

    2. The Parties acknowledge the full vesting of EMPLOYEE's options to purchase 161, 291 shares of CS Wireless Systems, Inc. common stock, par value $.001, at an option price of $6.50, (the "Options"), under the 1996 CS Wireless Systems, Inc. Incentive Stock Plan, as amended from time to time, (the "Plan"), which Options shall continue to be governed by the Plan. The Plan is the same as that which covers all senior executives of CS Wireless Systems, Inc., and any amendments to the Plan will be applicable to EMPLOYEE. EMPLOYEE may exercise the Options at any time for five (5) years from the date of this Agreement in accordance with the Plan.

    3. The COMPANY has shipped, at no expense to EMPLOYEE, EMPLOYEE'S office furniture to the place designated by him in the continental United States, which EMPLOYEE acknowledges satisfactorily was performed on or about May 10, 1997; and

    4. The COMPANY shall reimburse EMPLOYEE in the amount of $8,322.45, which represents outstanding business expenses incurred by EMPLOYEE during his employment.

    5. EMPLOYEE agrees that for two years following the execution of this Agreement, EMPLOYEE shall not, directly or indirectly, as a consultant, employee, independent contractor, agent, proprietor, officer, director, partner, member, principal shareholder or otherwise, other than on behalf of the COMPANY, engage in any business or undertaking, directly competitive with the wireless cable television, cable television, subscription television, direct broadcast satellite, direct to home wired video programming or non-wired video programming, or wireless Internet access businesses, (each a "Related Business"), carried on by the COMPANY or any affiliate in any Principal Market, (defined below), serviced by the COMPANY or any Affiliate, (the "Related Business Protected Service Area"), without the prior written consent of the Board of Directors of the COMPANY. For purposes of this Agreement, "Principal Market" shall mean the following cities and the entire area within 25 miles of the city limits of these cities: Dallas/Fort Worth, Texas; Cleveland, Ohio; Dayton, Ohio; Minneapolis, Minnesota; Kansas City, Missouri; San Antonio, Texas; Bakersfield, California; Stockton Modesto, California; and Grand Rapids, Michigan.

    The Parties acknowledge that there are major telecommunications companies, (each a "Major Company"), that have interests or properties in the Related Business Protected Service Area and it shall not be a violation of this provision if EMPLOYEE is employed by such a Major Company provided that such Major Company's business conducted directly or through affiliates in the Related Business Protected Service Area does not comprise more than fifteen percent of such in the Major Company's business, measured both by (a) subscribers, customers or other consumer and (b) by gross revenue. Moreover, any such involvement with a Major Company must not include direct supervisory responsibility for a Related Business Protected Service Area. The EMPLOYEE shall give the COMPANY notice of acceptance of any such


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position with a Major Company and shall provide a statement executed by an authorized officer of the Major Company acknowledging that the requirements of this commitment will be satisfied. Upon request, the Major Company shall provide reassurance of any of such commitment during the term hereof.

    The Parties agree that the time period and the geographical area of noncompetition specified above are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such restriction deemed valid and enforceable by said court shall be enforceable between the parties to the same extent as if such restrictions had been made as of the date of this Agreement.

    6. EMPLOYEE shall take all necessary steps to withdraw the Action promptly after the Effective Date, (as defined below), of this Agreement. EMPLOYEE hereby releases, remises, and forever discharges, and by these presents does, for himself, his heirs, executors, administrators, legal representatives and assigns, release, remise, and forever discharge the COMPANY, its subsidiaries and affiliates, its past, present and future divisions; its past, present and future subsidiary and parent corporations; its past, present and future affiliates and related companies; its successors and assigns; its past, present and future directors, officers, shareholders, agents and employees both personally and as directors, officers, shareholders, agents and employees; and the past, present and future directors, officers, shareholders, agents and employees of its parents, subsidiaries, divisions, affiliates, related companies and successors and assigns (hereinafter collectively referred to as "the COMPANY and/or its affiliates"), from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by the COMPANY and/or its affiliates up to and including the date of the execution of this Agreement, including any claims, demands and causes of action under federal or state law, regulation or decision including any rights to bring any demands, complaints, causes of action, claims and charges under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. section 2000e ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. section 1981a ET SEQ., the Employee Retirement Income Security Act, 29 U.S.C. section 1001 ET SEQ., the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C. section 601 ET SEQ., the Americans with Disabilities Act of 1990, 42 U.S.C. section 12101 ET SEQ., and any other federal or state law, regulation or decision, including but not limited to any claims arising out of his employment or the termination or resignation of his employment, including claims for wages owed, constructive discharge, wrongful discharge, infliction of emotional distress, breach of contract, breach of any implied covenant of good faith and fair dealing, violation of public policy, violation of company policy or any other common law claims, and any claims, demands or causes of action for injunctive or declaratory relief, reinstatement, compensation for lost wages, workers' compensation, employee or fringe benefits, compensatory or punitive damages, and any claims for attorneys' fees, interest and expenses and costs of litigation, and any other or additional relief.


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THIS MEANS THAT, BY SIGNING THIS AGREEMENT, EMPLOYEE WAIVES ANY RIGHT HE HAS OR
EVER HAD TO BRING OR MAINTAIN A LAWSUIT OR MAKE ANY AND ALL LEGAL OR EQUITABLE CLAIMS AGAINST THE COMPANY AND ITS AFFILIATES INVOLVING ANY MATTER ARISING PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. THIS RELEASE APPLIES SOLELY TO ANY AND ALL LEGAL OR EQUITABLE CLAIMS ARISING FROM ACTIONS OR OMISSIONS OCCURRING ON OR BEFORE THE EFFECTIVE DATE OF THIS AGREEMENT.

    (a) Without in any way limiting the scope and effect of the paragraph 6, EMPLOYEE acknowledges that (1) he would not otherwise be entitled to all of the consideration described in paragraphs 1 through 4, and that the COMPANY is providing such consideration in return for EMPLOYEE'S agreement to be bound by the terms of this Agreement; (2) among the rights he knowingly and voluntarily waives by executing this Agreement is his right to bring against the COMPANY any demands, complaints, causes of action, claims and charges under the Age Discrimination in Employment Act, 29 U.S.C. subsection 621 ET SEQ., or under any other federal or state law, regulation or decision prohibiting discrimination on the basis of race, color, religion, sex, age, national origin, sexual orientation or physical or mental handicap; (3) he has been advised to consult with an attorney regarding this Agreement and he has in fact consulted with an attorney regarding this Agreement; and (4) he has been given a reasonable period of time within which to consider this Agreement and if he wanted additional time, such time was available to him, up to and including June 27, 1997, which is more than twenty-one (21) calendar days from June 5, 1997, the date on which EMPLOYEE first was provided with this Agreement and EMPLOYEE further acknowledges that he does not want more time to consider this Agreement and that he has requested that the Agreement be executed on this date. EMPLOYEE understands that he may revoke this Agreement during the first seven days after he signs it by delivering written notice of his revocation to the COMPANY pursuant to paragraph 12 below. EMPLOYEE understands that if he does not revoke this Agreement within the first seven days after he signs it, it will become effective on the eighth day after he signs it.

    (b) Except as necessary to enforce the terms of this Agreement, the COMPANY agrees to release, remise, forever discharge, and not to file any claims against, and by these presents does, for the COMPANY, release, remise, forever discharge, and agree not to file any claims against EMPLOYEE, his heirs, executors and administrators before any agency, court, or other forum, and agrees to release EMPLOYEE, his heirs, executors and administrators from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by EMPLOYEE up to and including the execution of this Agreement.

    7. The Parties agree that the terms and provisions of this Agreement are confidential and that neither EMPLOYEE nor the COMPANY, without the prior written consent of the other, shall individually, jointly or through their agents or other representatives or those acting on their behalf, in any manner publish, publicize, disclose or otherwise make known or permit or cause to be made known to any third person the terms and conditions of this Agreement and any of the facts, events or circumstances concerning, pertaining or relating to EMPLOYEE'S employment or termination of employment with the EMPLOYER, including but not limited to the


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circumstances, events or facts which gave rise to and which are stated in the
Action, except if the Parties are asked about certain corporate transactions referred to in the Action, they will respond that the Parties resolved all issues related to the Action. For purposes of this paragraph, "any third person" includes, but is not limited to, members of EMPLOYEE'S NON-IMMEDIATE family, any past or present employees of the COMPANY, (other than EMPLOYEE), or any member of such employee's family, any organization, association or group, and the news and communication media or any agents thereof. Nothing in this paragraph shall be construed to prohibit the disclosure, by either EMPLOYEE or the COMPANY, of such information as may be required by law, or by judicial or administrative process or order, provided that written notice of such intended disclosure shall be given to the other party as far in advance of such disclosure as practicable. Nothing in this paragraph shall be construed to prohibit the disclosure of such information in the usual course of any legal proceedings to the extent necessary to enforce the provisions of this Agreement. Nothing in this paragraph shall be construed to prohibit the disclosure of such information by either party to any legal or financial consultant retained by them, provided the persons to whom the disclosure is being made agree to be bound by the confidentiality provisions of this paragraph.

    8. EMPLOYEE agrees that he will refrain from soliciting any employee of the COMPANY to terminate his or her employment and agrees that he will not discuss, advise, counsel or otherwise cooperate with or assist employees or former employees of the COMPANY to pursue any type of legal actions or administrative proceedings against the COMPANY. EMPLOYEE further agrees that he will not participate, directly or indirectly, as a witness, consultant, expert or otherwise, in any action at law, proceeding in equity, or in any administrative proceeding involving the COMPANY in which the COMPANY or any past, present or future director, officer, or employee of the COMPANY is a party, unless compelled to do so by force of law. Neither this paragraph nor any other provision of this Agreement shall prevent or prohibit (or is intended to prevent or prohibit) EMPLOYEE from pursuing as a party any claim against the COMPANY arising from actions or omissions of the COMPANY that occur after the effective date of this Agreement. The COMPANY shall indemnify EMPLOYEE for a period of two years against any legal or administrative action commenced against employee for actions undertaken in the course of the scope of his employment including legal fees and travel costs, and nothing in this Agreement shall prevent EMPLOYEE from pursuing a claim against the COMPANY for any decision not to so indemnify EMPLOYEE.

    9. EMPLOYEE and EMPLOYER agree to make no Statement for Publication, as hereafter defined, intended to cause the COMPANY or EMPLOYEE embarrassment or humiliation or otherwise cause or contribute to the COMPANY or EMPLOYEE being held in disrepute by the general public or the COMPANY's employees, agents, officers, directors or stockholders provided that EMPLOYEE may respond to public inquiry by stating "no comment" or similar response. For the purpose of this paragraph, Statement for Publication means any statement whether oral or in writing intended to be disseminated by or through any media organization including, but not limited to, television, radio, newspaper, magazine, newsletter, and trade publications.


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    10.  THE COMPANY shall provide to EMPLOYEE the ability to continue to maintain health care coverage, at EMPLOYEE's expense, to the maximum extent provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA).

    11. EMPLOYEE and the COMPANY agree that this Agreement is not, and shall not be considered as, an admission of any wrongdoing on the part of EMPLOYEE or the COMPANY, any of its subsidiaries or affiliated corporations, or any of their shareholders, directors, officers, employees or agents.

    12. Any notices necessary or required hereunder shall be in writing and shall be given to the parties by hand, by nationally recognized overnight courier service, or by Express, registered or certified mail, postage prepaid, return receipt requested, at the addresses set forth below or by facsimile:

    If to EMPLOYEE, at 2850 N.W. Cornell Road, Portland, Oregon 97210, with copy to John S. Ransom, Esq., Ransom, Blackman & Maxfield, 1400 Security Pacific Plaza, 1001 S.W. Fifth Avenue, Portland, Oregon 97204-1130, and

    If to the COMPANY, at the principal headquarters of the COMPANY in Dallas,
    Attn: David Webb, with copy to Day, Berry & Howard, One Canterbury Green, Stamford, CT 06901, Fax No.: 203-977-7301, Attn: Sabino Rodriguez III, Esq.

    13. EMPLOYEE and the COMPANY agree that any violation of this Agreement would result in irreparable injury and that the non-breaching party shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief. In addition, EMPLOYEE and the COMPANY further agree that the non-breaching party also shall be authorized to recover from the breaching party money damages, and all attorneys' fees and costs incurred in bringing an action to enforce this Agreement. Provided, however, that prior to instituting any such action for enforcement, the aggrieved party shall notify in writing the other party of any alleged breach of this Agreement. Furthermore, EMPLOYEE and the COMPANY agree that after such notification, the aggrieved party shall not file any enforcement action for a sixty (60) day period, during which time the parties shall attempt to resolve their dispute through direct negotiation and/or mediation.

    14. This Agreement shall be governed by and construed under the laws of the State of Delaware.

    15. This Agreement constitutes the entire agreement between EMPLOYEE and the COMPANY, and supersedes any prior agreements between the Parties to the extent that they are inconsistent with the terms of this Agreement.

    16. The "Effective Date" of this Agreement shall be the eighth day after EMPLOYEE executes this Agreement, if EMPLOYEE has not revoked it pursuant to paragraph 6(a) above.


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    17.  This Agreement may be executed in one (1) or more counterparts, each of which need not contain the signatures of all of the parties, but all of which taken together shall constitute one agreement. No changes to this Agreement shall be effective unless made in writing and signed by the parties hereto.

    The complete release and waiver of claims set out in paragraphs 6, 6(a) and 6(b) of this Agreement are essential and material parts of this Agreement. If any portion of the complete release and waiver of claims is determined to be illegal or unenforceable, the remaining portions of the release and waiver of claims shall remain in full force and effect. If EMPLOYEE files a lawsuit, charge, complaint or other claim asserting any claim or demand which is within the scope of the release and waiver, the COMPANY, whether or not such claim is valid, shall retain all right and benefits of the release and waiver of claims and, in addition, shall be entitled to cancel any and all future obligations of this Agreement and recoup the value of all payments and benefits paid hereunder, together with interest and the COMPANY'S costs and attorney's fees.











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    IN WITNESS WHEREOF, the parties hereto affix their signatures.

                                       EMPLOYEE:

                                       /s/ Lowell Hussey
                                       ------------------------------------
                                       Lowell Hussey

State of ____________________)
                               )   ss. _____________________
County of _____________________)

    On this _____ day of June, 1997, before me, the undersigned officer, personally appeared Lowell Hussey, who before me subscribed and swore to his voluntary execution of the foregoing Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand this ______ day of June, 1997.

                                       --------------------------------------
                                       Notary Public
                                       My Commission Expires:

                                       COMPANY:
                                       CS WIRELESS SYSTEMS, INC.


                                       By:  /s/ David E. Webb
                                            ----------------------------------
                                       Its:  Chief Executive Officer


State of ____________________)
                               )   ss. _____________________
County of _____________________)

    On this ____ day of June, 1997, before me, the undersigned officer, personally appeared, who acknowledged himself to be the _____________________ of CS Wireless Systems, Inc., a corporation, and that as such was authorized to execute the foregoing Agreement and did execute the foregoing Agreement, by signing the name of the corporation by and through himself.

    IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ______, 1997.


                                       --------------------------------------
                                       Notary Public
                                       My Commission Expires:



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